THE
               OREGON ELECTRIC CONSTRUCTION, INC.
                   DEFERRED COMPENSATION PLAN

















                  Effective September 14, 2001


               OREGON ELECTRIC CONSTRUCTION, INC.
                   DEFERRED COMPENSATION PLAN

     This is the Oregon Electric Construction, Inc. Deferred Compensation Plan (the "Plan"), and is adopted by OREGON ELECTRIC CONSTRUCTION, INC., an Oregon corporation (the "Company"), for the purpose of providing an inducement for continued service by designated key employees of the Company following the purchase of all of the capital stock of the Company by UTILITY SERVICES, INC., a Delaware corporation (the "Purchase"). Benefits due under the Plan constitute a mere promise by the Company to pay benefits as the Plan provides. Participants are general unsecured creditors of the Company with respect to their benefits, and the Plan is unfunded for tax purposes. Because the Plan does not systematically delay the payment of benefits until retirement or termination of employment, it is not a pension benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended. This document contemplates the establishment of a trust after the Purchase for the purpose of holding MDU Shares under this Plan, subject to the claims of the general creditors of the Company and MDU.

                            ARTICLE I
                 ADOPTION OF PLAN; PARTICIPATION

     The Plan is adopted effective this 14th day of September, 2001; provided, however, that the Plan shall automatically terminate (and any Account balances shall be forfeited entirely) on the 30th day thereafter if the Purchase has not then occurred. Each individual listed on Schedule A shall be a Participant, provided that such individual is an employee of the Company in good standing on the Purchase Date.

                           ARTICLE II
                     VESTING AND FORFEITURES

     2.1 Vesting. Except as provided otherwise in this section, a Participant shall vest in his or her Account on the Vesting Date if the Participant does not incur a Termination before the Vesting Date. A Participant who, before the Vesting Date, incurs a Termination shall forfeit the balance in his or her Account effective on the date of the Termination; provided, however, that the Account shall not be forfeited if the Termination (i) results from the Participant's death or total disability before the Vesting Date or (ii) is involuntary and is not a Termination for Cause. A reduction in base salary, and a substantial reduction in duties or responsibilities, shall each constitute sufficient reason for the Participant's Termination to be deemed involuntary, provided the Company has had sufficient notice and opportunity to correct such a change in the terms of the Participant's employment.

     2.2 Disposition of Forfeited Shares. If the MDU Shares credited to any Account are forfeited pursuant to Section 2.1, the Company shall notify the Trustee of the forfeiture, and the Trustee shall forthwith deliver the forfeited shares to MDU's Secretary.

                           ARTICLE III
                 CREDITS AND CHARGES TO ACCOUNTS

     3.1 Account. An Account shall be established and maintained for each Participant, which Account shall be credited with the dollar amounts set forth opposite the Participant's name on Schedule A. On the Purchase Date, the dollar amount credited to each Participant's Account shall be converted into a number of whole MDU Shares equal to the quotient of such dollar amount divided by the MDU Stock Price (as defined in the Stock Purchase Agreement dated as of September 14, 2001, pursuant to which the Purchase was consummated), such number rounded up or down in an appropriate manner determined by the Administrator. Following such conversion, and subject to all of the terms and conditions of this Plan, each Participant shall be entitled to receive the MDU Shares credited to his Account rather than the dollar amount set forth in Schedule A. Each Account shall be charged with distributions, income taxes and any other amounts required to be withheld under Section 4.6.

     3.2 Earnings. Earnings to be credited to an Account shall be equal to the dividends declared and paid from time to time with respect to the number of MDU Shares then credited to the Account.

                           ARTICLE IV
                          DISTRIBUTIONS

     4.1 No Withdrawals. Except as otherwise provided in this article, withdrawals are not available from an Account.

     4.2 Timing of Distribution. Earnings credited to a Participant's Account shall be distributed forthwith to the Participant, subject to tax withholding pursuant to Section 4.6. The MDU Shares credited to a Participant's Account shall be paid on the Vesting Date if the Participant has not incurred a Termination before the Vesting Date as described in Section 2.1.

     4.3 Death or Disability. Should a Participant die or become totally disabled before incurring a Termination, the Participant's Account shall vest in full and be paid to his or her Beneficiary under Article V (or to the Participant, in the case of disability) as soon as is practicable.

     4.4 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this article, if a Participant is a "covered employee" as defined in Code Section 162(m)(3) at the time of any distribution, the maximum amount which may be distributed from such a Participant's Account in any Plan Year shall not exceed $1,000,000, less the amount of compensation paid to the Participant by the Company in such Plan Year which is not "performance-based" (as defined in Code Section 162(m)(4)(C)). Such amount shall be reasonably determined by the Administrator at the time of the proposed distribution. Any amount not distributed to a Participant in a Plan Year as a result of the limitation set forth in this section shall be distributed in the next Plan Year, which may again be subject to the limitation of this section.

     4.5 Payments to Minors and Incompetents. If any person entitled to any payment under this Plan is, in the judgment of the Administrator, incapable of giving receipt for such payment because of minority, illness, infirmity or other incapacity, the Administrator may pay the amount due such person to a duly appointed legal representative, if there is one, or, if none, to the spouse, children, dependents, or such other persons with whom the person entitled to payment resides. Any such payment shall be a complete discharge of the liability of the Company, MDU and its Affiliates, and the Plan with respect to such payment.

     4.6 Tax Withholding. The Company (or Trustee, as the case may be) shall deduct from any payment or share delivery made under this Plan an amount equal to, or shares having a value equal to, all or part of the federal, state and local taxes required by law to be withheld by the Company (including but not limited to any amount that may be necessary to satisfy applicable income tax withholding and employment tax obligations, as well as the Company's portion of all such applicable taxes), all garnishments, and any other amounts required to be withheld by applicable law or court order.

                            ARTICLE V
                    BENEFICIARY DESIGNATIONS

     5.1 Designation of Beneficiary. Each Participant may designate, in the form and the manner specified by the Administrator, a Beneficiary to receive the payment (if any) due under Article IV at the Participant's death. The Beneficiary of a married Participant shall be the Participant's spouse, unless the Participant designates a Beneficiary other than the spouse and the spouse consents in writing to the designation in the form and the manner prescribed by the Administrator. A Participant may revoke such designation at any time and substitute therefor another Beneficiary. A married Participant may revoke a prior Beneficiary designation only with the consent of his or her spouse in the form and the manner prescribed by the Administrator. A designated spousal Beneficiary who becomes divorced from the Participant shall be deemed to have predeceased the Participant on the date the divorce is final; subject, however, to redesignation thereafter under this section.

     5.2 Failure To Designate a Beneficiary. If upon the death of an unmarried Participant a Beneficiary has not been validly designated, the Beneficiary shall be the Participant's estate.

                           ARTICLE VI
                TRUST OBLIGATION TO PAY BENEFITS

     6.1 Establishment of Trust. Immediately following the Purchase, MDU shall establish a Trust to hold the MDU Shares credited to all Accounts as described in Section 3.1. The assets of any such Trust shall be subject to the claims of MDU's creditors and the Company's creditors and shall be maintained pursuant to a separate trust document generally conforming to the terms of the model trust described in Revenue Procedure 92-64.

     6.2 Benefits Paid From Trust. Any payment required to be made under this Plan to a Participant or Beneficiary shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Company to the extent the assets in the Trust are unavailable to pay such amount.

                           ARTICLE VII
                    ADMINISTRATION AND CLAIMS

     7.1 Plan Administration. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan. The Company shall make available to the Administrator all information necessary and appropriate to the proper administration of the Plan. Any action taken on any matter within the discretion of the Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules necessary to administer the Plan, to delegate its duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have the right within the scope of the Administrator's authority (if a designee of the Company) to enter into agreements on behalf of the Company necessary to administer the Plan. Any Participant who is acting as Administrator shall not be entitled to make decisions with respect to his or her own participation and entitlement to payment under the Plan.

     7.2 Plan Documents. Upon becoming a Participant the Company shall provide each Participant (i) a copy of this Plan document (without Schedule A) and (ii) the information contained in Schedule A specifying the Participant's award under the Plan. At no time shall a Participant be entitled to information relating to awards made to other Participants.

     7.3  Claims Procedures

     (a) Applicability. This section sets forth the exclusive procedures governing benefits under the Plan. No legal action may be brought by any person claiming entitlement to benefits until after the procedures set forth herein have been exhausted.

     (b) Administrator Computes and Communicates Benefit. Before a Participant's Vesting Date, the Administrator shall send to the affected Participant (or Beneficiary, as the case may be) and to the Trustee a written notice setting forth the Participant's
Account balance. Unless the Company notifies the Trustee prior to the Vesting Date that the Participant has forfeited the Participant's Account, the Trustee shall deliver the MDU Shares in Participant's Account (less any amount for taxes described in Section 4.6) automatically on the Participant's Vesting Date.

     (c) Claim for Benefits. Any person claiming entitlement to benefits for which the Administrator refuses to authorize payment shall file a written claim for benefits with the Administrator at the offices of the Company. The claim must set forth the basis for the claim and be signed by the claimant.

     (d) Determination. Within 60 days of receiving a claim for benefits, the Administrator shall make a determination on the claim, and notify the claimant in writing of the determination. If the claim is approved, the Administrator shall direct the Trustee to commence payment in accordance with the provisions of
Article IV. If the claim is denied, in whole or in part, the Administrator's notice to the claimant shall explain the specific reasons for the denial, refer to the specific Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect the claim (if possible), and explain the steps and time limit for requesting appeal of the determination.

     (e) Appeal of Determination. A claimant (or authorized representative) shall have 60 days in which to file an appeal of the determination, measured from the date the Administrator's notice described in paragraph (d) is mailed. An appeal must (i) be in writing, (ii) set forth each ground and supporting fact on which the appeal is based and (iii) provide any other comments the claimant believes pertinent and helpful to his or her appeal. When making an appeal, a claimant may review the documents that were pertinent to the Administrator's denial of the claim. Any claimant who fails to file an appeal timely shall be estopped and barred from any further challenge to the Administrator's determination to deny the claim.

     (f) Review by Committee. Upon receipt of a written appeal, the Company shall appoint a committee, composed of at least 2 individuals who did not participate in the original denial of the claim, to conduct a full and fair review of the appeal. The committee shall complete its review and decide the appeal within 60 days after the written appeal was received by the Company. In conducting its review, the committee may, in its sole discretion, require the Company or the claimant to submit such additional documents or other evidence as the committee deems necessary or appropriate. The review committee's decision shall be final and binding on all persons with respect to the claimant's appeal. If the appeal is denied in whole or in part, the committee shall notify the claimant in writing, setting forth the specific reasons for the denial and the specific plan provisions on which the denial is based. The committee shall have the sole discretion to interpret any provision of the Plan that is pertinent to the outcome of the appeal.

     7.4 Reimbursement of Costs. If any person institutes legal action to enforce any of the provisions of the Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party's costs, including, without limitation, reasonable fees of attorneys, accountants and similar advisors, and expert witnesses.

                          ARTICLE VIII
                          MISCELLANEOUS

     8.1 Nontransferability. The right of a Participant or Beneficiary to benefits under the Plan shall not be assigned, alienated, transferred, pledged or encumbered. Neither the Company, MDU and its Affiliates, nor the Plan shall be liable for or subject to the debts or liabilities of a Participant.

     8.2 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

     8.3 No Rights Implied. No Plan provision shall confer upon any Participant the right to continue as a member of the Board or as an employee of the Company or MDU and any of its Affiliates.

     8.4 Applicable State Law. The Plan shall be construed in accordance with and governed by the laws of the State of Oregon.

     8.5 Entire Agreement. The Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant or Beneficiary and the Company other than those set forth or provided for herein.

     8.6 Amendment or Termination of Plan. The Company may amend or terminate the Plan at any time; provided, however, that, except as provided in Article I, no such amendment or termination shall be effective if it has the effect of eliminating or reducing a Participant's Account below the balance calculated under the Plan immediately before giving effect to such amendment or termination. In the event the Plan terminates, any residual assets of the Plan's Trust that are not distributable to any Participant shall be returned to MDU.

                           ARTICLE IX
                           DEFINITIONS

          The following terms shall have the meanings set forth in this article, unless a different meaning is plainly required by the context:

          "Account" means the book entry account established and maintained for each Participant under Section 3.1.

          "Administrator" means a committee of two or more individuals as selected to serve by the Board. If no such committee exists, then the Administrator means the Board.

          "Affiliate" means any parent corporation (within the meaning of Code Section 424(e)) or subsidiary corporation (within the meaning of Code Section 424(f)).

          "Beneficiary" means an individual, trust or other entity entitled to receive payment on account of a Participant's death.

          "Board" means the board of directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Oregon Electric Construction, Inc., an
Oregon corporation.

          "Effective Date" means the effective date of this Plan set forth in Article I.

          "MDU" means MDU Resources Group, Inc., a Delaware corporation.

          "MDU Share" means one share of the Common Stock, and the associated preference share purchase rights, of MDU.

          "Participant" means an individual named in Schedule A until such time as the individual has forfeited or been paid his or her Account.

          "Plan" means this Oregon Electric Construction, Inc.
Deferred Compensation Plan as set forth herein, as it may be amended from time to time.

          "Plan Year" means each calendar year.

          "Purchase" means the purchase of the Company by Utility
Services, Inc., a Delaware corporation, pursuant to the Stock
Purchase Agreement referred to in Section 3.1.

          "Purchase Date" means the closing date of the Purchase.

          "Termination" means the Participant terminates employment with all of (i) MDU, (ii) any Affiliates of MDU
(including the Company) and (iii) any other entity to which substantially all of the assets of the trade or business of the Company have been transferred (directly or indirectly).

          "Termination for Cause" means a Termination occasioned by the Participant's (i) criminal conduct, (ii) failure to perform duties with the skill, knowledge, and diligence reasonably expected of personnel in similar positions or refusal to carry out such reasonable tasks as reasonably directed, (iii) refusal to perform employment duties on a full-time basis, (iv) refusal to act in accordance with any lawful instructions of a more senior employee, or (v) misconduct which could be seriously damaging to the Company without a reasonable good faith belief by the Participant that the conduct was in the best interest of the Company.

          "Trust" means the legal entity created by the Trust
Agreement.

          "Trust Agreement" means the trust instrument entered into among MDU, the Company and a trustee, as it may be amended from time to time.

          "Trustee" means the trustee serving from time to time under the Trust Agreement.

          "Vesting Date" means, for a Participant, the date set forth opposite the Participant's name on Schedule A.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                              OREGON ELECTRIC CONSTRUCTION, INC.



                              By:  /s/  GLENN W. PATTERSON
                                 Glenn W. Patterson, President



                           SCHEDULE A



The maximum number of shares that could be issued under this Plan, as of the Plan's adoption date, was 58,816 shares (not adjusted for the October 2003 three-for-two stock split).